Exhibit 99.1

Co-Diagnostics, Inc. Reports Third Quarter 2023 Financial Results

Receives grant award from the Bill & Melinda Gates Foundation in the amount of $9.0M for the development of tuberculosis test on Co-Dx™ PCR platform.

SALT LAKE CITY, November 9, 2023— Co-Diagnostics, Inc. (NASDAQ: CODX), a molecular diagnostics company with a unique, patented platform for the development of molecular diagnostic tests, today announced financial results for the quarter ended September 30, 2023.

Third Quarter 2023 Financial Results:

●	Revenue of $2.5 million, down from $5.1 million during the prior year primarily due to the anticipated decline in global demand for COVID-19 tests. Grant revenue totaled $2.3 million while product revenue totaled $0.1 million
●	Operating expenses of $11.1 million increased by 2.5% from the prior year same period due to investments in our Co-Dx™ PCR platform*
●	Operating loss of $8.9 million compared to operating loss of $6.5 million a year ago
●	Net loss of $6.0 million, compared to net loss of $1.4 million in the prior year second quarter, representing a loss of $0.20 per fully diluted share, compared to a loss of $0.04 per fully diluted share in the prior year period
●	Adjusted EBITDA loss of $6.5 million
●	Repurchased 149,041 shares of common stock at an average price of $1.12 per share for an aggregate purchase price of approximately $0.2 million
●	Cash, cash equivalents, and marketable securities of $63.4 million as of September 30, 2023
2023 Recent Business Highlights:
●	Continue to expect EUA submission to the FDA for our Co-Dx PCR Pro™ platform and COVID-19 assay before the end of 2023
●	Received additional grant funding from the Bill & Melinda Gates Foundation in the amount of $9.0M, to be applied towards regulatory and clinical validation activities for our tuberculosis test and additional manufacturing and platform development
●	Appointed Ivory Chang as Chief Regulatory Affairs Officer, who previously worked at multiple large, renowned diagnostic companies, and brings many years of experience in in-vitro diagnostic product and point-of-care regulatory submissions to Co-Diagnostics
●	Participated in several investor conferences, trade shows, and industry events to share Co-Diagnostics’ vision for increasing accessibility of PCR diagnostics worldwide, the Company’s unique value proposition, and updates on its new platform

Dwight Egan, Co-Diagnostics’ Chief Executive Officer, said, “We are pleased to report $2.3 million in grant revenue, bringing our total revenue to approximately $2.5 million in the third quarter of 2023. We remain excited for the future of Co-Diagnostics and believe that the additional grant funding we recently received further validates the disruptive nature of our platform. The Company expects to finalize an EUA submission to the FDA for the COVID-19 test on our Co-Dx PCR platform by year-end. We anticipate our new platform will serve as the foundation for Co-Diagnostics’ future development initiatives and believe that our patented Co-Primers™ technology allows for reliable, affordable high-quality test results and look forward to delivering our unique platform to the market.”

“We remain committed on our strategy and mission and continue to progress in the development of other test indications beyond Covid-19 for the new platform: TB, multiplex respiratory, and HPV,” said Brian Brown, Co-Diagnostics’ Chief Financial Officer. “We are pleased with our progress this year and believe in the potential for the new platform to have a transformative effect on diagnostics worldwide.”

Conference Call and Webcast

Co-Diagnostics will host a conference call and webcast at 4:30 p.m. EDT today to discuss its financial results with analysts and institutional investors. The conference call and webcast will be available via:

Webcast: ir.codiagnostics.com on the Events & Webcasts page

Conference Call: 844-481-2661 (domestic) or 412-317-0652 (international)

The call will be recorded and later made available on the Company’s website: https://codiagnostics.com.

*The Co-Dx PCR at-home and point-of-care platform (including the PCR Home™, PCR Pro™, mobile app, and all associated tests) is subject to review by the FDA and/or other regulatory bodies and is not currently available for sale.

About Co-Diagnostics, Inc.:

Co-Diagnostics, Inc., a Utah corporation, is a molecular diagnostics company that develops, manufactures and markets state-of-the-art diagnostics technologies. The Company’s technologies are utilized for tests that are designed using the detection and/or analysis of nucleic acid molecules (DNA or RNA). The Company also uses its proprietary technology to design specific tests for its Co-Dx PCR at-home and point-of-care platform and to locate genetic markers for use in applications other than infectious disease.

Non-GAAP Financial Measures:

This press release contains adjusted EBITDA, which is a non-GAAP measure defined as net income excluding depreciation, amortization, income tax (benefit) expense, net interest (income) expense, stock-based compensation, and one-time transaction related costs. The Company believes that adjusted EBITDA provides useful information to management and investors relating to its results of operations. The Company’s management uses this non-GAAP measure to compare the Company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes. The Company believes that the use of adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making.

Management does not consider the non-GAAP measure in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of the non-GAAP financial measure is that it excludes significant expenses that are required by GAAP to be recorded in the Company’s financial statements. In order to compensate for these limitations, management presents the non-GAAP financial measure together with GAAP results. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. A reconciliation table of the net income, the most comparable GAAP financial measure to adjusted EBITDA, is included at the end of this release. The Company urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the company’s business.

Forward-Looking Statements:

This press release contains forward-looking statements. Forward-looking statements can be identified by words such as “believes,” “expects,” “estimates,” “intends,” “may,” “plans,” “will” and similar expressions, or the negative of these words. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made and predictions as to future facts and conditions. Forward-looking statements in this release include statements regarding completion of development and FDA submission for approval of the Co-Dx PCR platform by end of this year. Forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances. Actual results may differ materially from those contemplated or anticipated by such forward-looking statements. Readers of this press release are cautioned not to place undue reliance on any forward-looking statements. There can be no assurance that any of the anticipated results will occur on a timely basis or at all due to certain risks and uncertainties, a discussion of which can be found in our Risk Factors disclosure in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (SEC) on March 16, 2023, and in our other filings with the SEC. The Company does not undertake any obligation to update any forward-looking statement relating to matters discussed in this press release, except as may be required by applicable securities laws.

Investor Relations Contact:

Andrew Benson

Head of Investor Relations

+1 801-438-1036

investors@codiagnostics.com

CO-DIAGNOSTICS, INC. AND SUBSIDIARIES

 CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$10,239,898	$22,973,803
Marketable investment securities	53,188,999	58,289,066
Accounts receivable, net	806,704	3,453,723
Inventory, net	4,520,430	5,310,473
Income taxes receivable	1,245,854	1,870,419
Prepaid expenses and other current assets	1,290,146	761,187
Note receivable	18,750	75,000
Total current assets	71,310,781	92,733,671
Property and equipment, net	2,808,339	2,539,483
Deferred tax asset	4,272,002	-
Operating lease right-of-use asset	3,032,337	372,115
Intangible assets, net	26,479,333	26,768,333
Investment in joint venture	778,943	672,679
Total assets	$108,681,735	$123,086,281
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$1,416,435	$952,296
Accrued expenses, current	1,826,639	934,447
Operating lease liability, current	794,516	297,209
Contingent consideration liabilities, current	710,651	1,689,471
Deferred revenue	349,499	-
Total current liabilities	5,097,740	3,873,423
Long-term liabilities
Income taxes payable	1,359,725	1,181,284
Deferred tax liability	-	2,417,987
Operating lease liability	2,250,393	50,708
Contingent consideration liabilities	484,332	1,042,885
Total long-term liabilities	4,094,450	4,692,864
Total liabilities	9,192,190	8,566,287
Commitments and contingencies (Note 10)
Stockholders’ equity
Convertible preferred stock, $0.001 par value; 5,000,000 shares authorized; 0 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized; 35,367,100 shares issued and 30,658,580 shares outstanding as of September 30, 2023 and 34,754,265 shares issued and 30,872,607 shares outstanding as of December 31, 2022	35,367	34,754
Treasury stock, at cost; 4,708,520 and 3,881,658 shares held as of September 30, 2023 and December 31, 2022, respectively	(15,416,122)	(14,211,866)
Additional paid-in capital	94,983,030	88,472,935
Accumulated other comprehensive income	612,649	293,140
Accumulated earnings	19,274,621	39,931,031
Total stockholders’ equity	99,489,545	114,519,994
Total liabilities and stockholders’ equity	$108,681,735	$123,086,281

CO-DIAGNOSTICS, INC. AND SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Product revenue	$136,533	$5,094,456	$936,296	$32,816,726
Grant revenue	2,320,565	-	2,320,565	-
Total revenue	2,457,098	5,094,456	3,256,861	32,816,726
Cost of revenue	255,772	767,936	1,217,108	4,965,319
Gross profit	2,201,326	4,326,520	2,039,753	27,851,407
Operating expenses
Sales and marketing	1,904,395	1,889,907	5,343,692	6,014,280
General and administrative	3,147,753	3,622,273	9,875,613	9,012,888
Research and development	5,788,789	5,037,461	16,783,892	12,698,632
Depreciation and amortization	296,340	312,494	917,596	984,100
Total operating expenses	11,137,277	10,862,135	32,920,793	28,709,900
(Loss) from operations	(8,935,951)	(6,535,615)	(30,881,040)	(858,493)
Other income, net
Interest income	322,877	298,184	717,141	371,248
Realized gain on investments	425,446	-	1,254,718	-
Gain (loss) on disposition of assets	(2,578)	4,044	(2,578)	(138,117)
Gain on remeasurement of acquisition contingencies	140,296	2,886,734	1,537,373	7,079,446
Gain (loss) on equity method investment in joint venture	(45,865)	(129,047)	106,264	(256,911)
Total other income, net	840,176	3,059,915	3,612,918	7,055,666
Income (loss) before income taxes	(8,095,775)	(3,475,700)	(27,268,122)	6,197,173
Income tax (benefit)	(2,113,581)	(2,114,638)	(6,611,712)	(1,470,058)
Net income (loss)	$(5,982,194)	$(1,361,062)	$(20,656,410)	$7,667,231
Other comprehensive income (loss)
Change in net unrealized gains on marketable securities, net of tax	$33,522	$-	$319,509	$-
Total other comprehensive income	$33,522	$-	$319,509	$-
Comprehensive income (loss)	$(5,948,672)	$(1,361,062)	$(20,336,901)	$7,667,231

Earnings (loss) per common share:
Basic	$(0.20)	$(0.04)	$(0.70)	$0.24
Diluted	$(0.20)	$(0.04)	$(0.70)	$0.23
Weighted average shares outstanding:
Basic	29,361,300	31,321,368	29,306,572	32,109,213
Diluted	29,361,300	31,321,368	29,306,572	33,002,539

CO-DIAGNOSTICS, INC. AND SUBSIDIARIES

GAAP AND NON-GAAP MEASURES

(Unaudited)

Reconciliation of net income to adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income (loss)	$(5,982,194)	$(1,361,062)	$(20,656,410)	$7,667,231
Interest income	(322,877)	(298,184)	(717,141)	(371,248)
Realized gain on investments	(425,446)	-	(1,254,718)	-
Depreciation and amortization	296,340	312,494	917,596	984,100
Transaction costs	-	13,038	310	139,209
Change in fair value of contingent consideration	(140,296)	(2,886,734)	(1,537,373)	(7,079,446)
Stock-based compensation expense	2,172,165	2,230,434	6,510,708	5,138,815
Income tax provision	(2,113,581)	(2,114,638)	(6,611,712)	(1,470,058)
Adjusted EBITDA	$(6,515,889)	$(4,104,652)	$(23,348,740)	$5,008,603